DAVIS VARIABLE ACCOUNT FUND, INC.
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706
(520) 434-3771

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003



KENNETH C. EICH, Principal Executive Officer, and SHARRA L. REED, Principal Financial Officer of Davis Variable Account Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                Principal Financial Officer

DAVIS VARIABLE ACCOUNT FUND, INC.          DAVIS VARIABLE ACCOUNT FUND, INC.

/s/ Kenneth C. Eich                        /s/ Sharra L. Reed

Kenneth C. Eich                            Sharra L. Reed
Principal Executive Officer                Principal Financial Officer
Date:  February 26, 2004                   Date: February 26, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2003 has been provided to DAVIS VARIABLE ACCOUNT
FUND, INC. and will be retained by DAVIS VARIABLE ACCOUNT FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.